Exhibit 99.1

Trimble Reports Third Quarter 2005 Revenue and Earnings

Revenue of $188.5 Million and GAAP Earnings of $0.35 Per Share

          SUNNYVALE, Calif., Oct. 20 /PRNewswire-FirstCall/ -- Trimble (Nasdaq: TRMB) today announced results for its third quarter, ended Sept. 30, 2005. Revenue for the third quarter was $188.5 million, up approximately 11 percent from revenue of $170.2 million in the third quarter of fiscal 2004. Operating income for the third quarter of 2005 was $33.0 million, up 33 percent when compared to operating income of $24.8 million in the third quarter of 2004.  Net income for the third quarter of 2005 was $20.2 million, or $0.35 per share, up approximately 13 percent when compared to net income of $17.9 million, or $0.33 per share for the third quarter of fiscal 2004.

          Net income was up 13 percent while operating income was up 33 percent due to a year-over-year increase in effective tax rates.  In the third quarter of 2005, the effective tax rate was 34 percent, compared to an effective tax rate of 17 percent in the third quarter of 2004. The 2004 effective tax rate benefited from a research and development tax credit and net operating loss carry-forwards which should be factored into year-over-year comparisons.

          “During the third quarter, the Engineering and Construction segment continued to show strong growth, both within the survey and the machine control product lines.  We are also pleased with the continuing progress of the Trimble Mobile Solutions segment,” said Steven W. Berglund, Trimble’s president and chief executive officer.  “Our outlook for the fourth quarter is cautious given the uncertainties of the agricultural market, as farmers react to the impact of higher petroleum and natural gas products.”

          “Looking ahead to 2006, we remain bullish on the Engineering and Construction market, which we expect will show continued growth.  Trimble Mobile Solutions is moving toward profitability and should show strong double-digit growth in 2006.  While we are guarded about the agricultural market, we believe Trimble Field Solutions will show year-over-year growth in 2006.  We also expect Component Technologies to rebound and demonstrate full-year growth over 2005,” concluded Berglund.

          Trimble Results by Business Segment

          Following are Trimble’s results by segment:

          Revenue for Engineering and Construction (E&C) was $134.2 million for the third quarter of 2005, up approximately 19 percent compared to revenue of $113 million in the third quarter of fiscal 2004.  This revenue growth was driven by the continued success of the Trimble S6 servo, auto lock and robotic total stations, as well as machine control products.  E&C’s operating margins were 25.6 percent, compared to 21.2 percent in the third quarter of 2004.

          Revenue for Trimble Field Solutions (TFS) was $24.9 million in the third quarter of 2005, down 5.4 percent compared to $26.3 million in revenue in the third quarter of 2004. Operating margins were 15.9 percent, compared to 22.2 percent in the third quarter of 2004.  TFS was impacted by slower sales of precision agriculture products, which we believe resulted from farmers’ reaction to higher operating costs.  This increase was triggered by higher petroleum and natural gas prices, which impacted the costs of equipment operations and fertilizer.

           Revenue for Component Technologies (CT) was $12.6 million, down from $14.9 million in the same period of 2004. The decline in revenue is due to lower shipments of in-vehicle navigation products, in line with Company guidance on its last quarterly conference call.  CT operating margins were 13.0 percent in the third quarter of 2005, compared to 18.7 percent in the third quarter of 2004.

          Revenue for Trimble Mobile Solutions (TMS) was $7.2 million, up 14 percent from revenue of $6.4 million in the third quarter of 2004. Operating losses were $700 thousand, compared to losses of $2.1 million in the third quarter of fiscal 2004. The number of TMS subscribers grew by over 100 percent when compared to the third quarter of 2004.

           Portfolio Technologies revenue was $9.6 million, approximately flat with revenue of $9.7 million in the third quarter of fiscal 2004. Operating margins were 13.2 percent compared to 22.8 percent in the third quarter of 2004, due to a one time royalty payment in the third quarter of 2004.

          Non-GAAP Net Income and Earnings Per Share

          Non-GAAP net income for the third quarter of fiscal 2005 was $21.0 million, up approximately 38 percent compared to non-GAAP net income of $15.2 million in the third quarter of fiscal 2004. Non-GAAP earnings per share for the third quarter of fiscal 2005 were $0.37 up approximately 32 percent from $0.28 per share in the third quarter of fiscal 2004.

          GAAP and non-GAAP earnings per share for the third quarter of 2005 were calculated on a diluted basis using approximately 57.5 million shares.

          Forward Looking Guidance

          For the fourth quarter of fiscal 2005, the company is guiding revenue growth of 8 to 10 percent over the prior year.  This represents revenue of $176 to $179 million, with operating margins between 12.5 and 12.9 percent of revenue. Our short-term outlook is tempered by uncertainty about growth in the agriculture market, where Trimble Field Solutions products are sold.  Non-operating expenses are expected to be approximately $2.0 million.  The Company expects to use a 20 to 22 percent effective tax rate for the GAAP income tax provision in the fourth quarter.  This is due to various factors, including consideration of the one-time benefit from the repatriation of undistributed earnings of foreign subsidiaries incentive provided by the American Jobs Creation Act of 2004.  Trimble expects GAAP earnings per share between $0.26 and $0.28 per share, using approximately 57.9 million shares outstanding. Included in the assumptions regarding our GAAP earnings per share projections are approximately $1.0 million for amortization of purchased intangibles.

          Non-GAAP vs. GAAP Financials

          The Company provides non-GAAP financial measures called “non-GAAP net income” and “non-GAAP EPS” to supplement its consolidated financial statements presented in accordance with GAAP. These non-GAAP financial measures are intended to supplement the user’s overall understanding of the Company’s current financial performance and its prospects for the future. In many cases, non-GAAP financial measures are used by analysts and investors to evaluate the Company.

          The Company excluded amortization of purchased intangibles, restructuring charges, the amortization of acquisition related inventory step-up charges, and revaluation of minority investments because the chief executive officer excludes these items when budgeting and evaluating the business. The Company uses a fully-taxed rate of 35 percent for non-GAAP net income and earnings per share because it is used by outside analysts and investors, as well as for internal analysis, to provide comparable information for use in evaluating Trimble’s performance versus prior periods and other companies. However, these non-GAAP financial measures are not intended to supersede or replace the Company’s GAAP results. Please see the supplemental financial statements, attached to this press release, for a reconciliation of GAAP to non-GAAP results.

          Investor Conference Call / Web cast Details

          The Company will hold a conference call on Thursday, Oct. 20 at 1:30 p.m. PDT to review its third quarter 2005 results.  It will be broadcast live on the Web at www.trimble.com/investors.shtml.  A replay of the call will be available for seven days beginning at 8:00 p.m., PDT. The replay number is 800-642-1687 (U.S.), or 706-645-9291 (international), and the pass code is 1048662.

          About Trimble

          Trimble is a leading innovator of Global Positioning System (GPS) technology. In addition to providing advanced GPS components, Trimble augments GPS with other positioning technologies as well as wireless communications and software to create complete customer solutions. Trimble’s worldwide presence and unique capabilities position the Company for growth in emerging applications including surveying, automobile navigation, machine guidance, asset tracking, wireless platforms, and telecommunications infrastructure. Founded in 1978 and headquartered in Sunnyvale, California, Trimble has more than 2,000 employees in more than 20 countries worldwide.

          Certain statements made in this press release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. These statements include the revenue, non-operating expenses, operating margins, effective tax rate, amortization of purchased intangibles and earnings per share estimates for the fourth fiscal quarter of 2005.  These forward-looking statements are subject to change, and actual results may materially differ from those set forth in this press release and the 2006 versus 2005 projected growth by segment due to certain risks and uncertainties. For example, recent strong demand for the Company’s products may not continue because of a decline in the overall health of the economy and international markets, which may result in reduced capital spending. The Company’s expenses could also increase as a result of the recent revaluation of the Chinese Yuan.  Fuel and other operating costs could remain high or increase, which could further weaken sales into the agricultural market.  In addition, the Company’s results may be adversely affected if its joint ventures and recent acquisitions do not achieve anticipated results or if the Company is unable to market, manufacture and ship new product. Any failure to achieve predicted results could negatively impact the Company’s revenues, gross margin and other financial results. Whether the Company achieves its guidance for the fourth fiscal quarter of 2005 will also depend on a number of other factors, including the risks detailed from time to time in reports filed with the SEC, including its quarterly reports on Form 10-Q and its annual report on Form 10-K. Undue reliance should not be placed on any forward-looking statement, contained herein. These statements reflect the Company’s position as of the date of this release. The Company expressly disclaims any undertaking to release publicly any updates or revisions to any statements to reflect any change in the Company’s expectations or any change of events, conditions, or circumstances on which any such statement is based.

CONSOLIDATED STATEMENTS OF OPERATIONS
(In  thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended

	Sep-30, 2005	Oct-01, 2004	Sep-30, 2005	Oct-01, 2004

Revenue	$188,484	$170,164	$588,092	$506,125
Cost of sales	91,192	86,792	290,586	258,674
Gross margin	97,292	83,372	297,506	247,451
Gross margin (%)	51.6%	49.0%	50.6%	48.9%
Operating expenses
Research and development	20,639	19,177	63,332	57,962
Sales and marketing	29,313	26,576	88,388	80,238
General and administrative	13,448	10,800	38,204	33,138
Restructuring charges	—	—	278	327
Amortization of purchased intangible assets	865	2,019	5,340	6,078
Total operating expenses	64,265	58,572	195,542	177,743
Operating income	33,027	24,800	101,964	69,708
Non-operating income (expense), net
Interest expense, net	(650)	(843)	(1,680)	(2,699)
Foreign currency transaction loss, net	61	(317)	67	(446)
Expenses for affiliated operations, net	(1,976)	(2,284)	(7,514)	(6,336)
Other income, net	119	231	287	1,551
Total non-operating expense, net	(2,446)	(3,213)	(8,840)	(7,930)
Income before taxes	30,581	21,587	93,124	61,778
Income tax provision	10,345	3,670	31,662	10,503
Net income	$20,236	$17,917	$61,462	$51,275
Earnings per share :
Basic	$0.38	$0.35	$1.16	$1.01
Diluted	$0.35	$0.33	$1.08	$0.94
Shares used in calculating earnings per share :
Basic	53,592	51,412	53,017	50,882
Diluted	57,492	55,056	56,997	54,641

FULLY TAXED NON-GAAP RECONCILIATION
(Dollars in  thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended

	Sep-30, 2005	Oct-01, 2004	Sep-30, 2005	Oct-01, 2004

GAAP income before taxes	$30,581	$21,587	$93,124	$61,778
Non-GAAP adjustments
Amortization of purchased intangibles	865	2,019	5,340	6,078
Amortization of acquisition- related inventory step-up	—	—	228	475
Restructuring charges	—	—	278	327
Write off of Debt Issuance Costs	918	—	918	—
Investments revaluation, net	—	(201)	—	(1,444)
Total Non-GAAP adjustments	1,783	1,818	6,764	5,436
Non-GAAP income before taxes	32,364	23,405	99,888	67,214
Income tax provision-35%	11,328	8,192	34,960	23,525
Non-GAAP net income	$21,036	$15,213	$64,928	$43,689
Diluted Non-GAAP earnings per share	$0.37	$0.28	$1.14	$0.80
Shares used in calculating diluted non-GAAP earnings per share	57,492	55,056	56,997	54,641

EBITDA RECONCILIATION
(Dollars in thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended

	Sep-30, 2005	Oct-01, 2004	Sep-30, 2005	Oct-01, 2004

GAAP net income	$20,236	$17,917	$61,462	$51,275
Add back :
Interest expenses, net	650	843	1,680	2,699
Income tax	10,345	3,670	31,662	10,503
Depreciation expense	3,000	2,077	7,890	6,249
Amortization of purchased intangibles	911	2,066	5,459	6,216
EBITDA	$35,142	$26,573	$108,153	$76,942

CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	Sep-30, 2005	Dec-31, 2004

Assets
Current assets:
Cash and cash equivalents	87,293	71,872
Accounts receivables, net	146,792	123,938
Other receivables	2,521	4,182
Inventories, net	93,940	87,745
Deferred income taxes	20,491	21,852
Other current assets	9,964	7,878
Total current assets	361,001	317,467
Property and equipment, net	35,823	30,991
Goodwill and other purchased intangible assets, net	271,524	273,357
Deferred income taxes	7,882	8,019
Other assets	23,660	24,144
Total non-current assets	338,889	336,511
Total assets	$699,890	$653,978
Liabilities and Shareholders’ Equity
Current liabilities:
Current portion of long-term debt	$—	$12,500
Accounts payable	39,533	43,551
Accrued compensation and benefits	31,777	31,202
Accrued liabilities	19,117	17,935
Deferred revenues	10,883	9,317
Deferred income taxes	2,442	2,521
Income taxes payable	24,973	11,951
Total current liabilities	128,725	128,977
Non-current portion of long-term debt	659	26,496
Deferred gain on joint venture	9,304	9,179
Deferred income taxes	5,739	5,435
Other non-current liabilities	12,069	11,730
Total liabilities	156,496	181,817
Shareholders’ equity:
Common stock	376,555	345,127
Retained earnings	144,132	82,670
Accumulated other comprehensive income	22,707	44,364
Total shareholders’ equity	543,394	472,161
Total liabilities and shareholders’ equity	$699,890	$653,978

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended

	Sep-30, 2005	Oct-01, 2004	Sep-30, 2005	Oct-01, 2004

Cash flow from operating activities:
Net Income	$20,236	$17,917	$61,462	$51,275
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	3,000	2,077	7,890	6,249
Amortization expense	911	2,066	5,459	6,216
Provision for doubtful accounts	15	(643)	(663)	909
Amortization of debt issuance cost	981	123	1,225	366
Deferred income taxes	4,564	1,503	8,410	1,629
Other	(622)	319	(670)	(141)
Add decrease (increase) in assets:
Accounts receivables, net	4,313	9,481	(22,673)	(28,934)
Other receivables	198	(226)	1,907	2,986
Inventories	(865)	(10,995)	(4,926)	(10,080)
Other current and non-current assets	(2,998)	(1,068)	(4,450)	(3,656)
Effect of foreign currency translation adjustment	(254)	(473)	1,597	747
Add increase (decrease) in liabilities:
Accounts payable	(2,377)	(66)	(4,374)	15,398
Accrued compensation and benefits	667	2,275	825	3,463
Accrued liabilities	5,223	1,919	5,523	558
Deferred revenue	(533)	101	1,677	3,790
Deferred gain on joint venture	—	(205)	124	(356)
Income taxes payable	312	(151)	12,850	3,564
Net cash provided by operating activities	32,772	23,954	71,193	53,983
Cash flows from investing activities:
Acquisitions, net of cash acquired	(1,356)	(1,327)	(21,589)	(12,165)
Acquisition of property and equipment	(6,666)	(2,841)	(14,400)	(8,909)
Proceeds from disposal of property and equipment	—	21	—	562
Dividend received	—	—	515	—
Cost of capitalized patents	(5)	(14)	(94)	(40)
Net cash used in investing activities	(8,027)	(4,161)	(35,568)	(20,552)
Cash flow from financing activities:
Issuance of common stock	5,428	8,891	20,881	18,389
Collections of notes receivable	83	153	390	218
Proceeds from long-term debt and revolving credit lines	—	—	6,000	14,000
Payments on long-term debt and revolving credit lines	—	(25,125)	(44,250)	(52,110)
Net cash (used) / provided by financing activities	5,511	(16,081)	(16,979)	(19,503)
Effect of exchange rate changes on cash and cash equivalents	177	750	(3,225)	(225)
Net increase in cash and cash equivalents	30,433	4,462	15,421	13,703
Cash and cash equivalents - beginning of period	56,860	54,657	71,872	45,416
Cash and cash equivalents - end of period	$87,293	$59,119	$87,293	$59,119
Supplemental disclosures of cash flow information:
Cash paid during the period for:
Income taxes, net of refunds	$249	$2,314	$4,151	$4,332

	Q3’04	Q4’04	Q1’05	Q2’05	Q3’05
	Actual	Actual	Actual	Actual	Actual

Income Statement Metrics
Total Revenue	$170,164	$162,684	$195,383	$204,225	$188,484
Engineering & Construction	112,994	107,767	120,198	141,096	134,173
Trimble Field Solutions	26,293	23,754	45,425	32,187	24,882
Component Technologies	14,872	15,619	14,197	14,830	12,630
Trimble Mobile Solutions	6,353	6,691	7,401	6,437	7,214
Portfolio Technologies	9,652	8,853	8,162	9,675	9,585
Gross Margin	49.0%	47.6%	50.1%	50.1%	51.6%
Total Segment Income	$32,775	$23,998	$39,663	$47,916	$40,492
Engineering & Construction	24,002	16,169	21,490	37,173	34,360
Trimble Field Solutions	5,850	4,221	15,577	8,044	3,962
Component Technologies	2,782	3,121	2,600	2,821	1,648
Trimble Mobile Solutions	(2,058)	(542)	(636)	(1,879)	(746)
Portfolio Technologies	2,199	1,029	632	1,757	1,268
Corporate and Other Charges	$(7,975)	$(8,080)	$(9,463)	$(9,179)	$(7,465)
Non-operating expense and income taxes	$(6,883)	$488	$(12,761)	$(14,950)	$(12,791)
Net Income	$17,917	$16,406	$17,439	$23,787	$20,236
GAAP operating margin%	14.6%	9.8%	15.5%	19.0%	17.5%
Non-GAAP operating margin%	15.8%	11.3%	16.9%	20.0%	18.5%
GAAP EPS	$0.33	$0.29	$0.31	$0.42	$0.35
Fully-taxed (35%) Non-GAAP EPS	$0.28	$0.19	$0.34	$0.44	$0.37
Balance Sheet Metrics
Cash & Cash Equivalents	$59,119	$71,872	$50,193	$56,860	$87,293
Accounts Receivables, Net	$132,194	$123,938	$154,540	$150,592	$146,792
Inventories, Net	$81,751	$87,745	$91,309	$89,853	$93,940
Total Debt	$52,271	$38,996	$28,836	$661	$659
Short Term Debt	12,661	12,500	12,500	—	—
Long Term Debt	39,610	26,496	16,336	661	659
Equity	$418,331	$472,161	$490,188	$513,817	$543,394
Cashflow Metrics
Cash Flow from (used in) Operations	$23,954	$19,130	$(1,192)	$39,613	$32,772
Working Capital	$158,950	$188,490	$197,372	$208,410	$232,276
Capital Expenditures	$2,841	$3,841	$3,164	$4,570	$6,666
Interest, net	$815	$724	$562	$497	$—
EBITDA	$26,573	$18,820	$31,886	$41,126	$35,142
Amortization of Intangibles	2,065	2,295	2,339	2,209	911
Depreciation	2,077	2,625	2,512	2,378	3,000
Financial Ratios
Days Sales Outstanding	64	63	62	60	60
Inventory Turns (trailing 12 months)	4.5	4.5	4.3	4.1	4.0
Current ratio	2.2	2.5	2.5	2.7	2.8
Debt to Equity	0.1	0.1	0.1	0.0	0.0
Other
Headcount	2,159	2,160	2,231	2,308	2,347

SOURCE  Trimble
          -0-          10/20/2005
          /CONTACT:  LeaAnn McNabb of Trimble, +1-408-481-7808/
          /Web site:  http://www.trimble.com /